UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2006

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2006, SunPower Corporation, a Delaware corporation (“SunPower”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pluto Acquisition Company LLC, a Delaware limited liability company and a direct wholly owned subsidiary of SunPower (“Merger Sub”), PowerLight Corporation, a California corporation (“PowerLight”), and Thomas L. Dinwoodie, as the representative of certain of PowerLight’s shareholders. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, PowerLight will merge with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving company in the Merger as a direct wholly owned subsidiary of SunPower.

On December 21, 2006, SunPower entered into a First Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”) with PowerLight. The Merger Agreement Amendment allows for the possibility that the Merger may be completed on substantially the same terms but without registration with the Securities and Exchange Commission prior to the closing of the Merger of the SunPower shares issued as part of the Merger consideration. SunPower believes that under the Merger Agreement, as amended, the Merger could be completed as early as January 2007. A copy of the Merger Agreement Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. SunPower also agreed to the form of a registration rights agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference, which would provide resale registration rights to the PowerLight shareholders under certain circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Agreement and Plan of Merger, dated December 21, 2006, between the Registrant and PowerLight Corporation

10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006

SunPower Corporation

By:	/s/ Thomas H. Werner
Name:	Thomas H. Werner
Title:	Chief Executive Officer

Exhibit No.	Description
10.1	First Amendment to Agreement and Plan of Merger, dated December 21, 2006, between the Registrant and PowerLight Corporation

10.2	Form of Registration Rights Agreement